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                                                                    Exhibit 99.1

Grand Casinos, Inc. (ticker: GND, exchange: New York Stock Exchange) News Release - Tuesday, June 30, 1998
 ........................................

        GRAND CASINOS ANNOUNCES MERGER OF ITS MISSISSIPPI CASINOS WITH HILTON GAMING OPERATIONS

          New Corporation to Be World's Largest Casino Gaming Company


MINNEAPOLIS, JUNE 30, 1998 - GRAND CASINOS, INC. (NYSE: GND) today announced that it will separate its Indian casino management business from its Mississippi gaming operations and simultaneously merge its Mississippi gaming operations with the gaming operations of Hilton Hotels Corporation (NYSE: HLT). Hilton said today that it will separate its gaming and lodging operations through a tax-free distribution to Hilton shareholders of the shares of the new gaming company. The resulting publicly held company will be the largest and most diversified casino gaming corporation in the world. Shares of a new publicly held company that holds Grand Casinos' Indian casino management business and various other assets will be distributed on a tax-free basis to Grand Casinos shareholders.

The transactions are subject to shareholder and regulatory approvals and are expected to be completed by year-end 1998. Grand Casinos plans to obtain a ruling from the Internal Revenue Service that the distribution will not be taxable to Grand Casinos shareholders; the merger cannot proceed unless the Hilton and Grand Casinos spin-offs occur. Both companies' boards of directors have approved the transactions.

The merger, which will involve only Grand Casinos' three casino resort operations in Tunica, Gulfport, and Biloxi, Mississippi, should result in Grand Casinos shareholders owning approximately 13.6 percent of the new gaming company, with Hilton shareholders owning approximately 86.4 percent of the new gaming company. Under the merger agreement, Hilton shareholders will receive one share of the new gaming company for every share owned in Hilton Hotels Corporation. Grand Casinos shareholders will receive shares of the new gaming company determined by an exchange ratio based upon a "valuation factor" for Grand Casinos' Mississippi casino business and a "valuation factor" for the new gaming company business as described on the attachment to this press release titled "Determination of Exchange Ratio."

Grand Casinos shareholders will also receive shares in a newly formed company - the name of which will be determined at a later date - comprised of Grand Casinos' Indian casino management business and various other assets that Grand Casinos expects to spin off tax-free to its shareholders contemporaneously with the merger.

Total consideration of the Grand Casinos assets to be merged into the new gaming company is expected to be approximately $1.2 billion, including assumption of approximately $550 million of Grand Casinos net debt estimated to be outstanding as of December 31, 1998.


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Pro forma 1997 EBITDA for the new gaming company was approximately $650 million. As the world's largest gaming company, the new entity in 1999 will have 18 gaming properties with a total of 1.4 million square feet of gaming space, and more than 23,000 hotel rooms. The merged gaming company will also have a significant presence in virtually every major U.S. gaming market, including Nevada, New Jersey, Mississippi, Louisiana, and Missouri as well as international operations in Australia and Uruguay.

Grand Casinos Chairman of the Board Lyle Berman said the transactions present an attractive opportunity for Grand Casinos' shareholders. "The merger achieves our long-term goal of diversifying Grand Casinos' operations. Grand Casinos shareholders will have an outstanding opportunity for growth as part of the world's largest gaming company, while at the same time we are able to minimize our existing exposure of having the majority of our company-owned assets concentrated in one state," said Berman. "The new gaming company will have a significant presence in the traditional U.S. gaming markets and will also be the leader in emerging gaming markets, including Mississippi, where we are the largest casino operator."

Commenting on spinning off the Indian casino management business as a separate public company, Berman added, "Grand Casinos started in the casino entertainment industry as a management company for Indian-owned casinos. We know this business well and have realized excellent returns on investments from it. Going forward we will continue to perform on our existing management agreements. We will seek to extend and grow our Indian gaming management business and potentially pursue other related, attractive business opportunities."

Berman said that Grand Casinos shareholders will participate in an even bigger growth opportunity by being part of the new gaming company formed by merging Grand Casinos' Mississippi casino operations with Hilton's worldwide gaining assets. "The new gaming company will be large enough to acquire new casino chains or individual casino properties as opportunities arise, thereby fueling a growth rate that smaller gaming companies simply can't achieve," Berman said. "Likewise, the sheer size of the new gaming company will allow greater access to capital, at more attractive rates, with which to enhance and expand the operations. Simply put, Hilton and Grand Casinos realize that we can achieve more together than we can apart."

The new company will pool its top management talent up to and including executive management. Berman, Grand Casinos chairman of the board, will be a member of the new gaming company's board of directors and will be active in the new company. Thomas Brosig, Grand Casinos president and chief executive officer, will assume responsibility for the new gaming company's emerging market operations, which include Mississippi, Louisiana and the Midwest. Additionally, Stephen F. Bollenbach, president and chief executive officer of Hilton Hotels Corporation will become chairman of the new gaming company, while retaining his positions with Hilton. Arthur M. Goldberg, currently president of Hilton's gaming operations, will become the new gaming company's president and chief executive officer, and serve on the new company's board of directors.

Grand Casinos is being advised in this transaction by the investment banking firm of Ladenburg Thalmann.

Grand Casinos, Inc. is a publicly traded company listed on the New York Stock Exchange under the trading symbol GND. The company currently owns and operates the three largest casino hotel resorts in


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the state of Mississippi, manages two land-based casinos in Louisiana, and manages one casino hotel resort in Minnesota.



The Private Securities Litigation Reform Act of 1995 provides a "safe harbor" for forward-looking statements. Certain information included in this press release (as well as information included in oral statements or other written statements made or to be made by the Company) contains statements that are forward-looking, such as statements relating to plan for future expansion and other business development activities as well as other capital spending, financing sources and the effects of regulation (including gaming and tax regulation) and competition. Such forward-looking information involves important risks and uncertainties that could significantly affect anticipated results in the future and, accordingly, such results may differ from those expressed in any forward-looking statements made by or on behalf of the Company. These risks and uncertainties include, but are not limited to, those relating to development and construction activities, dependence on existing management, leverage and debt service (including sensitivity to fluctuations in the interest rates), domestic or global economic conditions, activities of competitors and the presence of new or additional competition, fluctuations and changes in customer preferences and attitudes, changes in federal or state tax laws of the administration of such laws and changes in gaming laws or regulations (including the legalization of gaming in certain jurisdictions). For more information, review the Company's filings with the Securities and Exchange Commission, including the Company's annual report on Form 10-K and certain registration statements of the Company.


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                           CONFERENCE CALLS SCHEDULED

HILTON HOTELS CORPORATION AND GRAND CASINOS, INC. HAVE SCHEDULED A JOINT CONFERENCE CALL FOR ANALYSTS/INVESTORS REGARDING THE INFORMATION CONTAINED IN THIS PRESS RELEASE. THE CALL WILL BE HELD TODAY, TUESDAY, JUNE 30, 1998, AT 11:00 A.M. EASTERN TIME.

To participate in the analyst/investor conference call, dial 1-800-633-8317 within 15 minutes of the call start time.



A SEPARATE CONFERENCE CALL FOR THE MEDIA IS SCHEDULED FOR 1:00 P.M. EASTERN TIME TODAY.

To participate in the media conference call, dial 1-800-777-5216 within 15 minutes of the call start time.

FOR FURTHER INFORMATION CONTACT:

Jaye Snyder 612-449-8556

or

Lawrence Taylor 612-449-7076






                        DETERMINATION OF EXCHANGE RATIO


Pursuant to the merger with the new gaming company, Grand Casinos shareholders will receive shares of the new gaming company determined by an exchange ratio based upon a "valuation factor" for Grand Casinos' Mississippi casino business and for the new gaming company's business as described below. Grand Casinos shareholders will also receive shares in a newly formed company comprised of Grand Casinos' Indian casino management business and various other assets, which Grand Casinos will spin-off to its shareholders contemporaneously with the merger.

The valuation factor used to determine the interests to be received in the new gaming company is based on a theoretical enterprise value ($1.2 billion for Grand Casinos and approximately $6.025 billion for the new gaming company) minus, in each case, estimated debt as of the closing date ("net equity value"). "Debt" is defined to include indebtedness for money borrowed, increases in net working capital


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(excluding certain items) from year-end 1997 levels, and certain un-funded 1998 capital expenditures for projects currently underway. The actual number of gaming company shares issuable to Grand Casinos shareholders will be determined by the relationship between the relative net equity values of the two companies at closing (with further adjustments in the event of increases in the outstanding shares of the companies, other than as a result of option exercises or conversion of Hilton preferred stock). By way of illustration, if at closing Grand Casinos' debt is $550 million and the new gaming company's debt (pro forma for 1999 Paris development spending) is $1.9 billion, Grand Casinos shareholders would receive .9734 new gaming company shares for each Grand Casinos share, representing approximately 13.6% of the combined company.

The downward adjustment in the number of new gaming company shares issuable to Grand Casinos shareholders is limited, and no further downward adjustment will be made if Grand Casinos' net equity value at closing drops below $617.6 million. In the event Grand Casinos' net equity value is $617.6 million or less and the new gaming company's net equity value remains consistent with current projections (i.e. $4.125 billion), Grand Casinos shareholders would receive approximately 13 percent of the combined company. In the event that the net equity value of Grand Casinos is less than $585 million, the merger agreement may be terminated.



"Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995: Statements in this press release regarding Grand Casinos, Inc.'s business which are not historical facts are "forward-looking statements" that involve risks and uncertainties. For a discussion of such risks and uncertainties, which could cause actual results to differ from those contained in the forward-looking statements, see "Risk Factors" in the Company's Annual Report or Form 10-K for the most-recently ended fiscal year.